CERTIFICATE OF INCORPORATION

OF

CVD EQUIPMENT CORP.

Under Section 402 of the Business Corporation Law

Filer:

ARTHUR BLUTTER
18 Sagamore Way South
Jericho, New York 11753

CERTIFICATE OF INCORPORATION

OF

CVD EQUIPMENT CORP.

Under Section 402 of the Business Corporation Law

The undersigned, a natural person of the age of eighteen years or over, desiring to form a corporation pursuant to the provisions of the Business Corporation Law of the State of New York, hereby certifies as follows:
FIRST: The name of the corporation is

CVD EQUIPMENT CORP.

hereinafter sometimes called "the corporation."

SECOND: The purposes for which it is formed are as follows:

To manufacture, buy, sell, act as manufacturers representatives for, trade and generally deal in and with, at wholesale or retail, import and export equipment of all types and descriptions.

To purchase, receive, lease, or otherwise acquire and to manage, hold, own, use, improve, convey, sell, mortgage, or otherwise deal in and with lands, buildings and real property of every description, or any interest therein.

To adopt, apply for, obtain, register, purchase, lease or otherwise acquire and to maintain, protect, hold, use, own, exercise, develop, manufacture under, operate and introduce, and to sell and grant licenses or other rights in respect of assign or otherwise dispose of, turn to account, or in any manner deal with and contract with reference to, any trade marks, trade names,, patents, patent rights, concessions, franchises, designs, copyrights and distinctive marks and rights analogous thereto, and inventions, devices, improvements, processes, recipes, formulae and the like, including such thereof as may be covered by, used in connection with, or secured or received under, Letters Patent of the United States of America or elsewhere or otherwise, and any licenses in respect thereof and any or all rights connected therewith or appertaining thereto.

In furtherance of its corporate business and subject to the limitations prescribed by statute, to be a promoter, partner, member, associates or manager of other business enterprises or ventures, or to the extent permitted in any other jurisdiction to be an incorporator of other corporations of any type or kind and to organize, or in any way participate in the organization, reorganization, merger or liquidation of any corporation, association or venture and the management thereof.

To conduct its business, and to exercise all of its corporate powers and rights, in the State of New York, and in the various other states, territories, possessions and dependencies of the United States, the District of Columbia, and in any foreign countries.

To carry out all or any part of the foregoing purposes as principal, factor, agent, broker, contractor or otherwise, either alone or in conjunction with any persons, firms, associations, corporations, or others in any part of the world; and in carrying on its business and for the purpose of attaining or furthering any of its purposes, to make and perform contracts of any kind and description, and to do any-thing and everything necessary, suitable, convenient or proper for the accomplishment of any of the purposes herein enumerated.

For the accomplishment of the aforesaid purposes, and in furtherance thereof, the corporation shall have and may exercise all of the powers conferred by the Business Corporation Law upon corporations formed thereunder, subject to any limitations contained in Article 2 of said law or in accordance with the provisions of any other statute of the State of New York.

THIRD: The office of the corporation in the State of New York is to be located in the Town of Oyster Bay, County of Nassau.

FOURTH: The aggregate number of shares which the corporation shall have the authority to issue is 200, without par value.

FIFTH: The Secretary of State is designated as the agent of the corporation upon whom process against the corporation may be served, and the address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is 4 Lucille Lane, Old Bethpage, New York 11804.

SIXTH: Shareholders shall not 'be entitled to preemptive rights, directly or indirectly, in prespect of any equity, voting, or other shares of the corporation.

SEVENTH: Except as may otherwise be specifically provided in this Certificate of Incorporation, no provision of this Certificate of Incorporation is intended by the corporation to 'be construed as limiting, prohibiting, denying or abrogating any of the general or specific powers or rights conferred under the Business Corporation Law upon the corporation, upon its shareholders, bondholders, and security holders, and upon its directors, officers, and other corporate personnel, including, in particular, the power of the corporation to furnish indemnification to directors and officers in the capacities defined and prescribed by the Business Corporation Law and the defined and prescribed rights of said persons to indemnification as the same are conferred by the Business Corporation Law.

IN WITNESS WHEREOF I hereunto sign my name and affirm that statements made herein are true under the penalties of perjury this 12th day of October 1982.

Name & Address	Mary E. Smith
284 State Street
of Incorporator:	Albany, New York 12210	_____________________________

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

OF

CVD EQUIPMENT CORP.

Filed by:	Guberman & Teitelbaum, Esqs.
359 Route 111
Post Office Box 514
Smithtown, NY 11787

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

CVD EQUIPMENT CORP.

Under Section 805 of the

Business Corporation Law

We, the undersigned, President and Secretary, respectively, of CVD Equipment Corp., a Corporation organized under the laws of the  State of New York, hereby certify that:

(1) The name of the Corporation is CVD Equipment Corp.

(2) The Certificate of Incorporation was filed by the Department of State on the 13th day of October, 1982.

(3) The Certificate of Incorporation of this Corporation is hereby amended to change the location of the Corporation’s office; to change the corporate stock from the presently authorized Two Hundred (200) Shares no par value, of which 99.99 have been issued, to Ten Million (10,000,000) Shares of Common at One Cent ($.01) par value, Five Hundred (500) Shares of Class A Preferred at One Cent ($.0l) par value and Two Hundred Fifty (250) Shares of Class B Preferred at One Cent ($.0l) par value (each presently outstanding no par value Share shall be changed for Fifteen Thousand Shares of One Cent par value Common, Five Shares of Class A Preferred, and Two and One-Half Shares of Class B Preferred); to change the post office address to which the Secretary of State shall mail a copy of any process against the ‘Corporation served upon him; and to change the name of the Corporation to CVD EQUIPMENT CORPORATION.

Paragraph “FIRST” of the Certificate of Incorporation of this Corporation, which reads as follows:

FIRST: The name of the ‘corporation is CVD Equipment Corp.

Is hereby amended to read as follows:

FIRST: The name of the Corporation is CVD Equipment Corporation.

Paragraph “THIRD” of the Certificate of Incorporation of this Corporation, which read as follows:

THIRD: The office of the corporation in the State of New York is to be located in the Town of Oyster Bay, County of Nassau.

Is hereby amended to read as follows:

THIRD: The office of the Corporation in the State of New York is to be located in the Town of Babylon, County of Suffolk.

Paragraph “FOURTH” of the Certificate of Incorporation of this Corporation, which reads as follows:

FOURTH: The aggregate number of shares which the corporation shall have authority to issue is 200, without par value.

Is hereby amended to read as follows:

FOURTH: (a) The Corporation is author-ized to issue three classes of stock to be designated respectively “Common,” “Class A Preferred,” and “Class B Preferred.” The aggregate number of Shares which the Corporation shall have authority to issue is Ten Million Seven Hundred Fifty (10,000,750), which are divided into Ten Million (10,000,000) Shares of Common Stock with a par value of One Cent ($.0l) each, Five Hundred (500) Shares of Class A Preferred Stock with a par value of One Cent ($.0l) each, and Two Hundred Fifty (250) Shares of Class B Preferred Stock with a par value of One Cent ($.0l) each.

(b) Class A Preferred Stock shall be entitled to the rights, interests, pref-erences, limitations and restrictions hereinafter set forth:

(1) Each Share of Class A Preferred Stock shall be entitled to One Thousand (1,000) votes on each matter corning before the holders of the Common Stock of the Corporation.

(2) Each Share of Class A Preferred Stock is convertible, at the Option of the holder thereof, into One Thousand (1,000) Shares of the Corporation’s Common Stock if the Corporation’s income before provision for taxes and exclusive of any capital gains or losses and of depreciation of any building to be owned by the Corporation (“Pre-Tax Profit”), as audited by the Corporation’s independent public accountants, is equal to or greater than $1,800,000 for the year ending December 31, 1986 or $3,000,000 for the year ending December 31, 1987. In no event will any Shares of Class A Preferred Stock be convertible subsequent to June 30, 1988.

(3)	No dividends may be declared on the Class A Preferred Stock.

(4)
In the event of any voluntary or involuntary, complete or partial liquidation, dissolution or winding-up of the Corporation, before any amount shall be paid to or set aside for, or any assets shall be distributed among, the holders of Common Shares of the Corporation, each holder of a Share of Class A Preferred Stock shall be entitled to receive out of the assets of the Corporation or the proceeds thereof a preferential payment in an amount equal to $.01 per Share.

(5)
The Corporation will, on July 2, 1990, redeem for One Cent ($.0l) per Share all then outstanding Shares of Class A Preferred Stock. All such Stock which is redeemed shall be cancelled and may not be reissued.

(c) Class B Preferred Stock shall be entitled to the rights, interests, preferences, limitations and restrictions hereinafter set forth:

(1)	Holders of Class B Preferred Stock shall have no voting rights on any matter, except to the extent required by law.

(2)
Each Share of Class B Preferred Stock is convertible, at the option of the holder thereof, into One Thousand (1,000) Shares of the Corporation’s Common Stock if the Corporation’s’ Pre-Tax Profit (as determined in the case of Class A Preferred Stock) is equal to or greater than $1,800,000 for the year ending December 31, 1986 and $3,000,000 for the year ending December31, 1987. In no event will any Shares of Class B Preferred Stock be converted subsequent to June 30, 1988.

(3)	No dividends may be declared on the Class B Preferred Stock.

(4)
In the event of any voluntary or involuntary complete or partial liquidation, dissolution or winding-up of the Corporation, before any amount shall be paid to or set aside for, or any assets shall be distributed among, the holders of Common Shares ‘of the Corporation, each holder of a share of Class B Preferred Stock shall be entitled to receive out of the assets of the Corporation or the proceeds thereof a preferential payment in an amount equal to $.01 per Share.

(5)
The Corporation will, on July 1, 1988, redeem for One Cent ($.01) per Share all then outstanding Shares of Class A Preferred Stock. All such Stock which is redeemed shall be cancelled and may not be reissued.

(d) Each of the One Hundred (100) Presently issued and outstanding Shares of no par value Common Stock of the Corporation is hereby changed, effective upon the surrender to the Corporation of the Certificate for such Shares, into Fifteen Thousand (15,000) Shares of One Cent par value Common Stock of the Corporation, Five (5) Shares of One Cent par value Class A Preferred Stock, and Two and One-Half (2 1/2) Shares of One Cent par value Class B Preferred Stock.

Paragraph “FIFTH” of the Certificate of Incorporation of this Corporation, which reads as follows:

FIFTH: The Secretary of State is designated as the agent of the corporation upon whom process against the corporation maybe served, H and the address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is 4 Lucille Lane, Old Bethpage, New York 11804.

Is hereby amended to read as follows:

FIFTH: The Secretary of State is designated as the agent of the Corporation upon whom process against the Corporation may be served, and the address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him is do Guberman & Teitelbaum, Esqs., P. 0. Box 514, Smithtown, New York 11787.

(4) The amendment to the Certificate of Incorporation was authorized at a meeting of the shareholders by the majority vote of all the outstanding shares entitled to vote, thereon.

IN WITNESS WHEREOF, this Certificate has been subscribed this 25th day of April, 1985 by the undersigned who affirm that the statements made herein are true under the penalties of perjury,

LEONARD A. ROSENBAUM	President

MARY ANN CULLEN	Secretary

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

OF

CVD EQUIPMENT CORPORATION

Filed by:	Guberman & Teitelbaum, Esqs.
359 Route 111
Post Office Box 514
Smithtown, NY 11787

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

CVD EQUIPMENT CORPORATION

Under Section 805 of the

Business Corporation Law

We, the undersigned, President and Secretary, respectively of CVD Equipment Corporation, a Corporation organized under the laws of the State of New York, hereby certify that:

(1) The name of the Corporation is CVD Equipment Corporation.

(2) The Certificate of Incorporation was filed by the Department of State on the 13th day of October, 1982, and a Certificate of Amendment was filed on July 10, 1985.

(3) The Certificate of Incorporation of this Corporation is hereby further amended to change certain of the rights and privileges of the Class A Preferred Stock and Class B Preferred Stock.

Paragraph "FOURTH" of the Certificate of Incorporation of this Corporation, which now reads as follows:

FOURTH: (a) The Corporation is authorized to three classes of stock to be designated respectively "Common, "Class A Preferred,” and “Class B Preferred.” The aggregate number of Shares, which the Corporation shall have authority to issue is Ten Million Seven Hundred Fifty (10,000,750), which are divided into Ten Million (10,000,000) Shares of Common Stock with a par value of One Cent ($.0l) each, Five Hundred (500) Shares of Class A Preferred Stock with a par value of One Cent ($.0l) each, and Two Hundred Fifty (250) Shares of Class B Preferred Stock with a par value of One Cent ($.0l) each.

(b) Class A Preferred Stock shall be entitled to the rights, interests, preferences, limitations and restrictions hereinafter set forth:

(1) Each Share of Class A Preferred Stock shall be entitled to One Thousand (1,000) votes on each matter coming before the holders of the Common Stock of the Corporation.

(2) Each Share of Class A Preferred Stock is convertible, at the option of the holder thereof, into One Thousand (1,000) Shares of the Corporation's Common Stock if the Corporation's income before provision for taxes and exclusive of any capital gains or losses and of depreciation of any building to be owned by the Corporation ("Pre-Tax Profit"), as audited by the Corporation's independent public accountants, is equal to or greater than $1,800,000 for the year ending December 31, 1986 or $3,000,000 for the year ending December 31, 1987. In no event will any Shares of Class A Preferred Stock be convertible subsequent to June 30, 1988.

(3) No dividends may be declared on the Class A Preferred Stock.

(4) In the event of any voluntary or involuntary, complete or partial liquidation, dissolution or winding-up of the Corporation, before any amount shall be paid to or set aside for, or any assets shall be distributed among, the holder of Common Shares of the Corporation, each holder of a Share of Class A Preferred Stock shall be entitled to receive out of the assets of the Corporation or proceeds thereof a preferential payment in an amount equal to $.01 per share.

(5) The Corporation will, on July 2, 1990, redeem for One Cent ($.0l) per Share all then outstanding Shares of Class A Preferred Stock. All such Stock which is redeemed shall be cancelled and may not be reissued.

(c) Class B Preferred Stock shall be entitled to the rights, interests, preferences, limitations and restrictions hereinafter set forth:

(1) Holders of Class B Preferred Stock shall have no voting rights on any matter, except to the extent required by law.

(2) Each Share of Class B Preferred Stock is convertible, at the option of the holder thereof, into One Thousand (1,000) Shares of the Corporation's Common Stock if the Corporation's Pre-Tax Profit (as determined in the case of Class A Preferred Stock) is equal to or greater than $1,800,000 for the year ending December 31, 1986 and $3,000,000 for the year ending December 31, 1987. In no event will any Shares of Class B Preferred Stock be converted subsequent to June 30, 1988.

(3) No dividends may be declared on the Class B Preferred Stock.

(4) In the event of any voluntary or involuntary, complete or partial liquidation, dissolution or winding-up of the Corporation, before any amount shall be paid to or set aside for, or any assets shall be distributed among, the holders of Common Shares of the Corporation, each holder of a share of Class B Preferred Stock shall be entitled to receive out of the assets of the Corporation or the proceeds thereof a preferential payment in an amount equal to $.0l per Share.

(5) The Corporation will, on July 1, 1988, redeem for One Cent ($.0l) per Share all then outstanding Shares of Class A Preferred Stock. All such Stock which is redeemed shall be cancelled and may not: be reissued.

(d) Each of the One Hundred (100) presently issued and Outstanding Shares of no par value Common Stock of the Corporation is hereby changed, effective upon the surrender to the Corporation of the Certificate for such Shares, into Fifteen Thousand (15,000) Shares of One Cent par value Common Stock of the Corporation, Five (5) Shares of One Cent par value Class A Preferred Stock, and Two and One-Half (21/2) Shares of One Cent par value Class B Preferred Stock.

Is hereby amended to read as follows:

FOURTH: (a) The Corporation is authorized to issue three classes of stock to be designated respectively "Common," "Class A Preferred," and "Class B Preferred." The aggregate number of Shares which the Corporation shall have authority to issue is Ten Million Seven Hundred Fifty (10,000,750), which are divided into Ten Million (10,000,000) Shares of Common Stock with a par value of One Cent ($.0l) each, Five Hundred (500) Shares of Class A Preferred Stock with a par value of One Cent ($.0l) each, and Two Hundred Fifty (250) Shares of Class B Preferred Stock with a par value of One Cent ($.0l) each.

(b) Class A Preferred Stock shall be entitled to the rights, interests, preferences, limitations and restrictions hereinafter set forth.

(1) Each Share of Class A Preferred Stock shall be entitled to Three Thousand (3,000) votes on each matter coming before the holders of the Common Stock of the Corporation.

(2) Each Share of Class A Preferred Stock is convertible, at the option of the holder thereof, into One Thousand (1,000) Shares of the Corporation's Common Stock if the Corporation's income before provision for taxes and exclusive of any capital gains or losses and of depreciation of any building to be owned by the Corporation ("Pre-Tax Profit"), as audited by the Corporation's independent public accountants, is equal to or greater than $1,500,000 for the year ending December 31, 1986 or $3,000,000 for the year ending December 31, 1987. In no event will any Shares of Class A Preferred Stock be convertible subsequent to June 30, 1988.

(3) No dividends may be declared on the Class A Preferred Stock.

(4) In the event of any voluntary or involuntary complete or partial liquidation, dissolution or winding-up of the Corporation, before any amount shall be paid to or set aside for, or any assets shall be distributed among, the holders of Common Shares of the Corporation, each holder of a Share of Class A Preferred Stock shall be entitled to receive out of the assets of the Corporation or the proceeds thereof a preferential payment in an amount equal to $.0l per Share.

(5) The Corporation will, on July 2, 1990, redeem for One Cent ($.01) per Share all then outstanding Shares of Class A Preferred Stock. All such Stock which is redeemed shall be cancelled and may not be reissued.

(c) Class B Preferred Stock shall be entitled to the rights, interests, preferences, limitations and restrictions hereinafter set forth:

(1) Holders of Class B Preferred Stock shall have no voting rights on any matter, except to the extent required by law.

(2) Each Share of Class B Preferred Stock is convertible at the Option of the holder thereof, into One Thousand (1,000) Shares of the Corporation's Common Stock if the Corporation's Pre-Tax Profit (as determined in the case of Class A Preferred Stock) is equal to or greater than $1,500,000 for the year ending December 31, 1986 and $3,000,000 for the year ending December 31, 1987. In no event will any Shares of Class B Preferred Stock be converted subsequent to June 30, 1988.

(3) No dividends may be declared on the Class B Preferred Stock.

(4) In the event of any voluntary or involuntary, complete or partial liquidation, dissolution or winding-up of the Corporation, before any amount shall be paid to or set aside for, or any assets shall be distributed among, the holders of Common Shares of the Corporation, each holder of a share of Class B Preferred Stock shall be entitled to receive out of the assets of the Corporation or the proceeds thereof a preferential payment in the amount equal to $.0l per Share.

(5) The Corporation will, on July 1, 1988, redeem for One Cent ($.0l) per Share all then outstanding Shares of Class B Preferred Stock. All such Stock which is redeemed shall be cancelled any may not be reissued.

(d) Each of the One Hundred (100) presently issued and outstanding Shares of no par value Common Stock of the Corporation is hereby changed, effective upon the surrender to the Corporation of the Certificate for such Shares, into Fifteen Thousand (15,000) Shares of One Cent par value Common Stock of the Corporation, Five (5) Shares of One Cent par value Class A Preferred Stock, and Two and One-Half (21/2) Shares of One Cent par value Class B Preferred Stock.

(4) The amendment to the Certificate of Incorporation was authorized at a meeting of the Shareholders by the majority vote of all the outstanding shares entitled to vote thereon.

IN WITNESS WHEREOF, this Certificate has been subscribed this 12th day of August, 1985 by the undersigned who affirm that the statements made herein are true under the penalties of perjury.

LEONARD A. ROSENBAUM	President

MARY ANN CULLEN	Secretary

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

OF

CVD EQUIPMENT CORPORATION

Filed by:	Law Offices of Martin J. Teitelbaum
P.O. Box 514
Smithtown, NY 11787-0514

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

CVD EQUIPMENT CORPORATION

Under Section 805 of the

Business Corporation Law

We, the undersigned, President and Secretary, respectively, of CVD Equipment Corporation, a Corporation organized under the laws of the State of New York, hereby certify that:

(1) The name of the Corporation is CVD Equipment Corporation

(2) The Certificate of Incorporation was filed by the Department of State on the 13th day of October, 1982, Certificates of Amendment were filed on July 10, 1985 and August 22, 1985.

(3) The Certificate of Incorporation of this Corporation is hereby further amended to limit Directors’ Liability by the addition of a new paragraph, hereby designated as paragraph “EIGHTEENTH”, which shall read as follows:

“EIGHTEENTH: The personal liability for Directors to the Corporation or its Shareholders for damages for any breach of duty in such capacity is hereby eliminated except that such personal liability shall not be eliminated if a Judgment or other final adjudication adverse to such Director establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated Section 719 of the Business Corporation Law.
Any repeal or modification of the foregoing paragraph by the Shareholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.”

(4)
This amendment to the Certificate of Incorporation was authorized on the 15th day of June, 1989, at a meeting of the Shareholders by the majority vote of all of the outstanding shares entitled to vote thereon.

IN WITNESS WHEREOF, this Certificate has been subscribed as of the 30th day of June, 1989 by the undersigned who affirm that the statements made herein are true under the penalties of perjury.

LEONARD A. ROSENBAUM	President

MICHAEL LEITER	Secretary